Exhibit 23.1

                          CONSENT OF HUNTON & WILLIAMS

                                January 15, 1998


Hersha Hospitality Trust
148 Sheraton Drive, Box A
New Cumberland, PA  17070

                            Hersha Hospitality Trust
                         Registration Statement on Form S-11
                          Registration No. 333-56087


Gentlemen:

We consent to the reference to our firm in the section entitled "Legal Matters" of the above-captioned Registration Statement on Form S-11 of Hersha Hospitality Trust, a Maryland real estate investment trust.

Very truly yours,



HUNTON & WILLIAMS